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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Subsidiary                                          Percent Owned
----------                                          -------------
Sentry Bank & Trust                                 100% Owned by Company

First Federal Financial Services, Inc.              100% Owned by Company